Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of iShares U.S. ETF Trust of our reports dated December 20, 2024, relating to the financial statements and financial highlights, which appear in the Annual Reports on Form N-CSR for the funds listed in Appendix A for the year ended October 31, 2024. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

February 24, 2025

Appendix A

1.	iShares Bloomberg Roll Select Commodity Strategy ETF
2.	iShares Commodity Curve Carry Strategy ETF
3.	iShares GSCI Commodity Dynamic Roll Strategy ETF
4.	iShares Inflation Hedged Corporate Bond ETF
5.	iShares Inflation Hedged High Yield Bond ETF
6.	iShares Inflation Hedged U.S. Aggregate Bond ETF
7.	iShares Interest Rate Hedged Corporate Bond ETF
8.	iShares Interest Rate Hedged High Yield Bond ETF
9.	iShares Interest Rate Hedged Long-Term Corporate Bond ETF
10.	iShares Interest Rate Hedged U.S. Aggregate Bond ETF
11.	iShares Short Duration Bond Active ETF
12.	iShares Short Maturity Municipal Bond Active ETF
13.	iShares Transition-Enabling Metals ETF
14.	iShares Ultra Short-Term Bond Active ETF

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